Exhibit 10.5

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO ITS DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE DEBTOR TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

UNSECURED PROMISSORY NOTE

$41,352.24	November 9, 2017

FOR VALUE RECEIVED, the undersigned, American Power Group, Inc., an Iowa corporation (the “Debtor”) located at 2503 E. Poplar Street, Algona, IA 50511, hereby promises to pay to the Arrow, LLC, 2747 Paradise Road, Suite 3604, Las Vegas, NV 89109 (the “Holder”), the principal sum of Forty One Thousand Three Hundred and Fifty Two and 24/100 Dollars ($41,352.24) or such lesser principal amount then outstanding, together with all accrued and unpaid interest thereon on December 31, 2017. Interest on the principal amount of this Note will accrue from and including the date hereof until and including the date such principal amount is paid, at a rate equal to ten percent (10%) per annum. Interest shall be computed on the basis of a 360-day year and a 30-day month.

The outstanding balance of this Note shall be rendered immediately due and payable, without the necessity of a Demand Notice, in case of any of the following acts (individually, an “Event of Default”): (a) entry of any judgment or order against the Debtor for the payment of money, if the same is not satisfied or enforcement proceedings are not stayed within sixty (60) days or if, within sixty (60) days after the expiration of any such stay, the judgment or order is not dismissed, discharged or satisfied; (b) appointment of a receiver, trustee, custodian or similar official, for the Debtor or any property or assets of the Debtor; (c) conveyance of any or all assets to a trustee, mortgagee or liquidating agent or assignment for the benefit of creditors by the Debtor; or (d) commencement of any proceeding under any law or any jurisdiction, now or hereafter in force, relating to bankruptcy, insolvency, renegotiation of outstanding indebtedness, arrangement or otherwise to the relief of debtors or the readjustment of indebtedness, by or against the Debtor. Notwithstanding anything contained herein to the contrary, upon the occurrence of an Event of Default, the entire outstanding amount of principal and interest of this Note shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

The Debtor may prepay this Note, in whole or in part, at any time prior to demand or acceleration, and without discount, premium or penalty. Any permitted payment of principal by the Debtor will be accompanied by payment of all accrued and unpaid interest on the principal sum being repaid.

The Debtor agrees to pay all costs, charges and expenses incurred by the Holder and its assigns (including, without limitation, costs of collection, court costs, and reasonable attorneys’ fees and disbursements) in connection with the successful enforcement of the Holder’s rights under this Note (all such costs, charges and expenses being herein referred to as “Costs”). Presentment for payment, demand, protest, notice of protest and notice of nonpayment are hereby waived. The Debtor agrees that any delay on the part of the Holder in exercising any rights hereunder will not operate as a waiver of such rights, and further agrees that any payments received hereunder will be applied first to Costs, then to interest, and the balance to principal. The Holder shall not by any act, delay, omission, or otherwise be deemed to waive any of its rights or remedies, and no waiver of any kind to enforce this Note shall be valid unless in writing and signed by the Holder. This Note is payable in any event and is not subject to offset or reduction because of any other claims of Debtor against the Holder.

This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto. This Note is not negotiable or transferable to any other holder without the written consent of the Debtor. This Note is made under and shall be governed by the internal laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the Debtor has executed this Note as an instrument under seal as of the date first written above.

DEBTOR

AMERICAN POWER GROUP, INC.

By:	/s/ Charles E. Coppa
Charles E. Coppa
CEO

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